                            SCHEDULE 14A
    PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO. ___)

Filed by the Registrant  [x]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                  JEFFERSON SAVINGS BANCORP, INC.
----------------------------------------------------------------
        (Name of Registrant as Specified in its Charter)

----------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the
                         Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)
     (1) and 0-11.

     1. Title of each class of securities to which transaction applies:

          ------------------------------------------------------

     2. Aggregate number of securities to which transaction applies:

          ------------------------------------------------------

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ------------------------------------------------------

     4.   Proposed maximum aggregate value of transaction:

          ------------------------------------------------------

     5.   Total fee paid:

          ------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.   Amount Previously Paid:

          ------------------------------------------------------

     2.   Form, Schedule or Registration Statement No.:

          ------------------------------------------------------
     3    Filing Party:

          ------------------------------------------------------
     4.   Date Filed:

          ------------------------------------------------------

[ L O G O ]






                     June 12, 2000




Dear Fellow Stockholder:

    You are cordially invited to attend the 2000 Annual
Meeting of the Stockholders of Jefferson Savings Bancorp, Inc.
to be held at the Ritz-Carlton St. Louis, 100 Carondelet Plaza,
Clayton, Missouri 63105, on Monday, July 17, 2000 at 9:00 a.m.,
Central Time.

    The Annual Meeting has been called for the election of directors and ratification of auditors. Enclosed with this proxy statement are a proxy card and an Annual Report to Stockholders for the 1999 fiscal year. Directors and officers of the Company, as well as representatives of KPMG LLP, the Company's independent auditors, will be present at the Annual Meeting to respond to any questions the stockholders may have.

    REGARDLESS OF THE NUMBER OF SHARES YOU OWN OR WHETHER YOU PLAN TO ATTEND, WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE PAID ENVELOPE. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting.

    To help us with our planning, please check the box on the proxy card if you plan to attend the meeting in person.

                           Sincerely,


                           /s/ David V. McCay

                           David V. McCay
                           Chairman of the Board
                           and Chief Executive Officer

________________________________________________________________
            JEFFERSON SAVINGS BANCORP, INC.
                  15435 CLAYTON ROAD
               BALLWIN, MISSOURI  63011
                    (636) 227-3000
________________________________________________________________

________________________________________________________________
       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
              TO BE HELD ON JULY 17, 2000
________________________________________________________________


    NOTICE IS HEREBY GIVEN that the Annual Meeting of
Stockholders (the "Annual Meeting") of Jefferson Savings
Bancorp, Inc. (the "Company"), will be held at the Ritz-Carlton
St. Louis, 100 Carondelet Plaza, Clayton, Missouri, on Monday,
July 17, 2000 at 9:00 a.m., Central Time.

    The Annual Meeting is for the purpose of considering and acting upon:

    1.   The election of two directors;

    2.   The ratification of auditors; and

    3. The transaction of such other matters as may properly come before the Annual Meeting or any adjournments thereof.

    Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned. Only stockholders of record at the close of business on May 30, 2000 are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

    The Company's Proxy Statement for the Annual Meeting accompanies this Notice and a form of proxy is enclosed herewith. You are requested to fill in and sign the enclosed Proxy Card which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Annual Meeting in person.

                      BY ORDER OF THE BOARD OF DIRECTORS

                      /s/ Paul J. Milano

                      PAUL J. MILANO
                      Secretary
Ballwin, Missouri
June 12, 2000
________________________________________________________________
IMPORTANT: THE PROMPT RETURN OF THE ENCLOSED PROXY WILL SAVE YOUR COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
________________________________________________________________

                    PROXY STATEMENT
                          OF
            JEFFERSON SAVINGS BANCORP, INC.
                  15435 CLAYTON ROAD
               BALLWIN, MISSOURI  63011

            ANNUAL MEETING OF STOCKHOLDERS
                     JULY 17, 2000


________________________________________________________________
                        GENERAL
________________________________________________________________

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Jefferson Savings Bancorp, Inc. (hereinafter called the "Company") to be used at the 2000 Annual Meeting of Stockholders of the Company (hereinafter called the "Annual Meeting"), which will be held at the Ritz-Carlton St. Louis, 100 Carondelet Plaza, Clayton, Missouri, on Monday, July 17, 2000 at 9:00 a.m., Central Time. The accompanying Notice of Annual Meeting and form of proxy and this Proxy Statement are being first mailed to stockholders on or about June 12, 2000.
________________________________________________________________
          VOTING AND REVOCABILITY OF PROXIES
________________________________________________________________

    Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. WHERE NO INSTRUCTIONS ARE INDICATED, PROXIES WILL BE VOTED FORTHE NOMINEES FOR DIRECTOR NAMED BELOW AND FOR THE RATIFICATION OF AUDITORS AS DESCRIBED HEREIN. The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the named nominee is unable to serve or for good cause will not serve, and with respect to matters incident to the conduct of the Annual Meeting. If any other business is presented at the Annual Meeting, proxies will be voted by those named therein in accordance with the determination of a majority of the Board of Directors. Proxies marked as abstentions will not be counted as votes cast. In addition, shares held in street name which have been designated by brokers on proxy cards as not voted will not be counted as votes cast. Proxies marked as abstentions or as broker no votes, however, will be treated as shares present for purposes of determining whether a quorum is present.

    Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by properly executed proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies may be revoked by written notice to the Secretary of the Company at the address above or by the filing of a later dated proxy prior to the closing of the polls at the Annual Meeting. A proxy will not be voted if a stockholder attends the Annual Meeting and votes in person. The presence of a stockholder at the Annual Meeting will not revoke such stockholder's proxy.

________________________________________________________________
    VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
________________________________________________________________


    The securities entitled to vote at the Annual Meeting consist of the Company's common stock, $.01 par value per share (the "Common Stock"). Stockholders of record as of the close of business on May 30, 2000 (the "Record Date") are entitled to one vote for each share of Common Stock then held, other than shares of the Common Stock beneficially owned by any person or group of persons acting in concert in excess of 10% of the shares of Common Stock outstanding in violation of the Company's Certificate of Incorporation, which shares in excess of 10% shall only be entitled to 1/100th of a vote each. As of the Record Date, there were 9,964,162 shares of Common Stock issued and outstanding.

    Persons and groups beneficially owning in excess of 5% of the Common Stock are required to file certain reports with respect to such ownership pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"). The following table sets forth, as of the Record Date, certain information as to the Common Stock beneficially owned by all persons who have filed the reports required of persons beneficially owning more than 5% of the Common Stock.

                                                              PERCENT OF
                                  AMOUNT AND NATURE OF       COMMON STOCK
  NAME                           BENEFICIAL OWNERSHIP (1)   OUTSTANDING (2)
  ----                           ------------------------   ---------------
Mary Kathryn Drake                    1,000,900 (3)              10.05%
2104 Dornoch
League City, Texas 77573

Intrepid, Ltd.                          748,500                   7.52%
#7 Wild Tamarind Drive
Nassau, Bahamas

Firstar Corporation                   1,319,624 (4)              13.25%
777 E. Wisconsin Avenue
Milwaukee, Wisconsin  53202

____________
(1) For purposes of this table, a person is deemed to be the beneficial owner of shares of Common Stock if he or she has or shares voting or investment power with respect to such Common
    Stock or has the right to acquire beneficial ownership at any time within 60 days from the Record Date. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares. Except as otherwise noted, ownership is direct, and the named persons exercise sole voting and investment power over the shares of the Common Stock.
(2) In calculating the percentage ownership of each named individual and the group, the number of shares outstanding is deemed to include any shares of the Common Stock which the individual or the group has the right to acquire within 60 days of the Record
    Date.
(3) According to the statement on Schedule 13D filed by Ms. Drake, 975,700 shares are held by the Arboleda Limited Partnership. Includes 25,000 shares held as trustee for the William K. Drake Defined Benefit Plan and 200 shares held by William K. Drake.
(4) Includes 1,071,074 shares held by Mercantile Trust Company, N.A. as trustee for the Jefferson Savings Bancorp, Inc. Employee Stock Ownership Plan. The ESOP Trustee votes all allocated shares in accordance with the instructions of the participants. Unallocated shares and allocated shares for which no voting instructions have been received are voted by the ESOP Trustee in the same proportion as participants direct the voting of allocated shares or, in the absence of such voting direction, as directed by the Company, or in the absence of such direction by the Company, in the ESOP Trustee's sole discretion. As of the Record Date, 611,366 shares had been allocated and 459,708 shares were unallocated.

________________________________________________________________
          PROPOSAL I -- ELECTION OF DIRECTORS
________________________________________________________________

     Under the Company's Certificate of Incorporation, directors are divided into three classes and elected for terms of three years each and until their successors are elected and qualified. The Board of Directors has nominated William W. Canfield and Edward G. Throop each to serve for terms of three years each and until their successors are elected and qualified. Under Delaware law, directors are elected by a plurality of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote in the election of directors.

     Unless contrary instruction is given, the persons named in the proxies solicited by the Board of Directors will vote each such proxy for the election of the named nominees. If any of the nominees are unable to serve, the shares represented by all properly executed proxies which have not been revoked will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board knows of no reason why any nominee might be unavailable to serve.

     The following table sets forth, for each nominee and each director continuing in office, his name, age as of the Record Date, the year he first became a director and the expiration of his current term as a director. Except as described in "The Shareholder Agreement," there are no arrangements or understandings between the Company and any director pursuant to which such person has been selected as a director or nominee for director of the Company. No director or executive officer is related to any other director or executive officer by blood, marriage or adoption.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
NOMINEES LISTED BELOW.

                                                       CURRENT
                                            DIRECTOR    TERM
    NAME                       AGE           SINCE    TO EXPIRE
    ----                       ---          --------  ---------
                  BOARD NOMINEES FOR A TERM TO EXPIRE
                      AT THE 2003 ANNUAL MEETING

    William W. Canfield         61            1992       2000
    Edward G. Throop            50            1992       2000

                    DIRECTORS CONTINUING IN OFFICE

    David V. McCay              57           1992        2001
    Forrest W. Miller, Jr.      56           1995        2001
    Lloyd D. Doerflinger        64           1992        2002
    Gary L. Holland             61           1999        2002
    Brad Barkau                 48           1999        2002

    Presented below is certain information concerning the nominees and directors continuing in office. Each director also serves as a director of the Company's principal subsidiary, Jefferson Heritage Bank ("Jefferson Heritage" or the "Bank"). Unless otherwise stated, all directors and nominees have held the positions indicated for at least the past five years.

    WILLIAM W. CANFIELD - Mr. Canfield is the Chairman of the Board, President and Chief Executive Officer and a director of TALX Corporation, St. Louis, Missouri, which is engaged in developing and marketing interactive voice response systems. Mr. Canfield has served as a director of the Bank since 1987.

    EDWARD G. THROOP - Mr. Throop is President of C4 Corporation, a real estate development firm headquartered in Chesterfield, Missouri. He is a member of the Chesterfield Chamber of Commerce and the St. Louis Counts. Mr. Throop has served as a director of the Bank since 1985. He also serves on the board of directors of the Company's subsidiary, Jefferson Heritage Mortgage Company.

    DAVID V. MCCAY - Mr. McCay is Chairman of the Board and Chief Executive Officer of the Company and has been Chief Executive Officer and a director of the Bank since 1989. Mr. McCay is also a director of Jefferson Heritage Mortgage Company and Jefferson Financial, Inc. Prior to joining the Bank, from 1973 to 1989, Mr. McCay was employed by the Boatmen's National Bank of St. Louis, leaving as President-South Region and Director of the Indirect Lending/Leasing Division. Mr. McCay has served in various capacities with numerous civic and charitable organizations, including the South County Y.M.C.A., the American Cancer Society, and the United Way. He was an instructor at the St. Louis Chapter of the American Institute of Banking for nineteen years.

    FORREST W. MILLER, JR. - Mr. Miller and his wife are the owners of Royale Orleans Restaurant. He is a past State President of the Missouri Restaurant Association and is the current chairman of the board of the Missouri Restaurant Insurance Trust. He is currently active in many civic and charitable organizations. Mr. Miller also serves as a director of Jefferson Financial, Inc.

    LLOYD D. DOERFLINGER - Mr. Doerflinger currently is retired. He has served as a director of the Bank since 1958. From 1988 until 1989, he was the acting President and Chief Executive Officer of Jefferson Heritage. Mr. Doerflinger also serves as a director of Jefferson Financial, Inc. He currently is active in charitable and religious organizations in St. Louis and Florida.

    GARY L. HOLLAND - Mr. Holland is the President of Holland Motors Corporation, a full-line General Motors dealership in Harrisburg, Illinois, which he founded in 1986. Mr. Holland also served as a director and Chairman of the Board of Harrisburg Bancshares, Inc., the holding company for Harrisburg National Bank, Harrisburg, Illinois from January 1992 to May 1995.

    BRAD BARKAU - Mr. Barkau is an attorney with the firm of Barkau & Unverfehrt, P.C. in Nashville, Illinois. He is also a registered representative with Equitable Financial Cos. Mr. Barkau serves on the Board of Directors of Old Exchange National Bank, Okawville, Illinois. He is also active in youth and religious organizations in Oakville, Illinois.

________________________________________________________________
   MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
________________________________________________________________


    The Company's Board of Directors conducts its business through meetings of the Board and of its committees. The Board of Directors of the Company meets monthly and may have additional special meetings. During the year ended December 31, 1999, the Board met 12 times. No director attended fewer than 75% in the aggregate of the total number of Board meetings held during the year ended December 31, 1999 and the total number of meetings held by committees on which he served during such
fiscal year.   The Board of Directors has standing Audit,
Nominating and Compensation Committees as described below.

    The Audit Committee of the Company consists of Directors William W. Canfield, Edward G. Throop and Lloyd D. Doerflinger. The Company believes that the members of the Audit Committee are independent within the meaning of the listing standards for the Nasdaq Stock MarketSM. The Audit Committee meets periodically to examine and approve the audited financial statements of the Company and its subsidiaries, to review and recommend the independent auditors to be engaged by the Company, to review the internal audit function and internal accounting controls, and to review and approve conflict of interest and audit policies. During fiscal year 1999, the Audit Committee met six times.

    The Company's full Board of Directors acts as a nominating committee for selecting the management nominees for election as directors in accordance with the Company's Bylaws. In its deliberations, the Nominating Committee considers the candidate's knowledge of the banking business and involvement in community, business and civic affairs, and also considers whether the candidate would allow the Board to continue its geographic diversity that provides for adequate representation of each of the Company's market areas. While the Board of Directors will consider nominees recommended by stockholders, it has not actively solicited recommendations from the Company's stockholders for nominees nor, subject to the procedural requirements set forth in the Company's Certificate of Incorporation and Bylaws, established any procedures for this purpose. During fiscal year 1999, the Board of Directors met once as the Nominating Committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    For fiscal year 1999, the Company's Compensation Committee consisted of Directors David V. McCay, Edward G. Throop, William
W. Canfield and Brad Barkau. The Compensation Committee meets periodically to evaluate the compensation and fringe benefits of the directors, officers and employees and to recommend changes and to monitor and evaluate employee morale. Mr. McCay does not participate in deliberations regarding his compensation.

________________________________________________________________
                 DIRECTOR COMPENSATION
________________________________________________________________

    Each member of the Board of Directors of the Company
(other than Mr. McCay who receives no fees for his service on the Board of Directors) receives a monthly fee of $2,000 and a fee of $250 for each committee meeting attended. Directors of the Bank (other than Mr. McCay) are also eligible to receive a fee of $500 for each meeting of the Board of Directors held on a day other than the day of a meeting of the Company's Board of Directors although no such fees were paid during fiscal year 1999. The Company has also agreed to reimburse Messrs. Holland and Barkau for legal fees in certain circumstances. See "The Shareholder Agreement." Although directors of the Bank may individually enter into agreements with the Bank under which payment of their board fees will be deferred to a specified future date, as of the date hereof, no director has entered into such an agreement with the Bank.

    The Company has adopted the Directors' Retirement Plan
(the "Directors' Plan") for its non-employee directors who retire from the Company's Board of Directors at or after age 70 in accordance with its Bylaws. Each such director will receive, on each of the three annual anniversary dates of his retirement, an amount equal to 50% of the directors' fees which he received from the Company during the calendar year preceding his retirement. If a non-employee director dies before receiving all payments due under the Directors' Plan, any remaining payments will be made to his designated beneficiary. The Company will pay plan benefits from its general assets.

    Each non-employee director on the effective date of the Jefferson Savings Bancorp, Inc. 1993 Stock Option and Incentive Plan (the "Option Plan") (specifically, Directors Canfield, Doerflinger and Throop and former Directors Bick, Magwitz and Monnig) received options to purchase 60,172 shares of Common Stock at an exercise price equal to $5.00 per share on a split adjusted basis. All such options held by current directors will expire on April 8, 2003 if not sooner exercised. In its sole discretion, the committee that administers the Option Plan may grant to non-employee directors additional options with a per share exercise price equal to the market value of a share of Common Stock on the date of grant.

________________________________________________________________
   COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
________________________________________________________________

    OVERVIEW AND PHILOSOPHY. The Company's executive compensation policies are established by the Compensation Committee of the Board of Directors (the "Committee") composed of three outside directors and Director McCay. Mr. McCay does not participate in deliberations regarding his compensation.
The Committee is responsible for developing the Company's executive compensation policies generally and for implementing those policies for the Company's senior executive officers (the Chairman of the Board, President and Chief Operating Officer and Senior Vice Presidents). The Company's Chief Executive Officer, under the direction of the Committee, implements the Company's executive compensation policies for the remainder of the Company's officers. The Committee's objectives in designing and administering the specific elements of the Company's executive compensation program are as follows:

    .    To link executive compensation rewards
         to increases in shareholder value, as
         measured by favorable long term
         operating results and continued
         strengthening of the Company's financial condition.

    .    To provide incentives for executive
         officers to work towards achieving
         successful annual results as a step in
         achieving the Company's long term
         operating results and strategic
         objectives.

    .    To correlate, as closely as possible,
         executive officers' receipt of awards
         with the attainment of specified
         performance objectives.

    .    To maintain a competitive mix of total
         executive compensation, with particular
         emphasis on awards related to increases in long term shareholder value.

    .    To attract and retain top performing
         executive officers for the long term
         success of the Company.

    .    To facilitate stock ownership through
         the granting of stock options and
         through share awards issued through an
         employee stock ownership plan and
         management recognition plans.

    In furtherance of these objectives, the Committee has determined that there should be two specific components of executive compensation: base salary and plans that provide long-term incentives through the facilitation of stock ownership in the Company, including a stock option plan, management recognition plans and an employee stock ownership plan.

    BASE SALARY. The Committee makes recommendations to the Board concerning executive compensation on the basis of regional and national surveys of salaries paid to executive officers of other savings and loan holding companies, non-diversified banks and other financial institutions similar in size, market
capitalization and other characteristics.   The Committee's
objective is to provide for base salaries that are competitive with the average salary paid by the Company's peers.

    STOCK RELATED AWARD PLANS. The Committee believes that stock related award plans are an important element of compensation since they provide executives with incentives linked to the performance of the Common Stock.

    STOCK OPTION AND INCENTIVE PLAN. The Company has adopted the Jefferson Savings Bancorp, Inc. 1993 Stock Option and Incentive Plan (the "Option Plan") as a means of providing key employees with the opportunity to acquire a proprietary interest in the Company and to link their interests with those of the Company's stockholders. Under this plan, participants are eligible to receive stock options, stock appreciation rights and shares of restricted stock. Awards under the Option Plan are subject to vesting and forfeiture as determined by the Committee. Options, restricted stock and stock appreciation rights are granted at the market value of the Common Stock on the date of grant, and thus acquire value only if the Company's stock price increases. The vesting of awards under this plan may be conditioned upon the Company's attainment of particular performance goals.

    MANAGEMENT RECOGNITION PLANS. In 1993, the Company adopted the Management Recognition Plans and Trusts (the "MRPs") to reward and retain personnel of experience and ability in key positions of responsibility by providing such employees with a proprietary interest in the Company as compensation for their past contributions to the Company, the Bank and its subsidiaries and as an incentive to make further contributions in the future. Under the MRPs, participants are awarded restricted stock subject to vesting and forfeiture as determined by the Committee.

    COMPENSATION OF THE CHIEF EXECUTIVE OFFICER. Mr. McCay's annual rate of compensation for fiscal year 1999 was $287,307. The Committee determines the Chief Executive Officer's compensation on the basis of several factors. In determining Mr. McCay's base salary for fiscal year 1999, the Committee conducted surveys of compensation paid to chief executive officers of similarly situated thrifts and non-diversified banks
both regionally and nationally.   The Committee believes that
Mr. McCay's base salary is generally competitive with the average salary paid by such institutions.

    For future years, Mr. McCay's base salary will be established in accordance with the terms of the employment agreement entered into between the Company, the Bank and Mr. McCay. See "Executive Compensation -- Employment and Change-in-Control Agreements." In establishing Mr. McCay's compensation, the Committee reviewed available data regarding historical levels of compensation of stock thrifts generally, of those in the region and of banks nationally. Certain, but not all, of those companies are included in the SNL Thrifts (Midwest) and SNL OTC Thrift indexes included in the Stock Performance Graph below.

    The Committee believes that the Company's executive compensation program serves the Company and its shareholders by providing a direct link between the interests of executive officers and those of shareholders generally and by helping to attract and retain qualified executive officers who are dedicated to the long-term success of the Company.

                   MEMBERS OF THE COMPENSATION COMMITTEE

                   David V. McCay      William W. Canfield
                   Edward G. Throop    Brad Barkau

________________________________________________________________
          COMPARATIVE STOCK PERFORMANCE GRAPH
________________________________________________________________

    The graph and table which follow show the cumulative total return on the Common Stock for the past five years, compared with the cumulative total returns for the Nasdaq Total Return Index, SNL OTC Thrift Index and SNL Thrifts (Midwest) Index over the same period. Cumulative total return on the stock or the index equals the total increase in value since December 31, 1994 assuming reinvestment of all dividends paid on the Common Stock or the index, respectively. The graph and table were prepared assuming that $100 was invested on December 31, 1994 in the Common Stock and in each of the indexes. The shareholder returns shown on the performance graph are not necessarily indicative of the future performance of the Common Stock or of any particular index.


          CUMULATIVE TOTAL SHAREHOLDER RETURN
     COMPARED WITH PERFORMANCE OF SELECTED INDEXES
      DECEMBER 31, 1994 THROUGH DECEMBER 31, 1999

    [Line graph appears here depicting the cumulative total shareholder return for $100 invested in the Common Stock as compared to $100 invested in the Nasdaq Total Return Index, SNL Midwest Thrift Index and SNL OTC Thrift Index. Line graph begins at December 31, 1994 and plots the cumulative total return at December 31, 1994, 1995, 1996, 1997, 1998 and 1999.
Plot points are provided below.]

                          12/31/94  12/31/95  12/31/96  12/31/97  12/31/98 12/31/99
                          --------  --------  --------  --------  -------- --------
Jefferson Savings
  Bancorp, Inc.           100       173.44    164.54    262.91    170.61   140.39
NASDAQ - Total US         100       141.34    173.90    213.07    300.44   556.91
SNL Midwest Thrift Index  100       151.14    190.42    306.89    283.55   235.73
SNL OTC Thrift Index      100       152.05    197.81    321.29    280.92   241.62

________________________________________________________________
       EXECUTIVE COMPENSATION AND OTHER BENEFITS
________________________________________________________________

    SUMMARY COMPENSATION TABLE. The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer and each other executive officer of the Company whose salary and bonus earned in fiscal year 1999 exceeded $100,000 for services rendered in all capacities to the Company and its subsidiaries (the "Named Executive Officers").


                                                                                LONG-TERM
                                                                          COMPENSATION AWARDS
                                            ANNUAL COMPENSATION          ---------------------
                                    ------------------------------------ RESTRICTED  SECURITIES
    NAME AND                                               OTHER ANNUAL    STOCK    UNDERLYING    ALL OTHER
PRINCIPAL POSITION           YEAR    SALARY     BONUS     COMPENSATION(1) AWARD(S)(2) OPTIONS   COMPENSATION(3)
-----------------           ------   ------     -----    --------------- ---------------------- -------------
David V. McCay               1999     $287,307   $   --      $     --        $      --       --     $39,557
  Chairman of the Board      1998      276,666       --            --               --       --      41,714
  and Chief Executive        1997      271,092       --            --               --       --      65,184
  Officer

Joe L. Williams              1999      169,434       --            --          135,000   15,000      33,953
  President and Chief        1998      140,000       --            --               --       --      34,164
  Operating Officer          1997      128,566       --            --               --       --      21,327

Paul J. Milano               1999      118,087       --            --               --       --      29,054
  Senior Vice President,     1998      108,000       --            --               --       --      39,412
  Treasurer, Chief           1997      105,700       --            --               --       --      62,621
  Financial Officer and
  Senior Accounting Officer

____________
(1)  Executive officers of the Company receive indirect compensation in the form of certain perquisites and other personal benefits.  In each case, the amount of such benefits received by each Named Executive Officer in fiscal years 1999,
     1998 and 1997 did not exceed 10% of the Named Executive Officer's salary and bonus.
(2)  Based on the closing price of the Company's Common Stock on the date of grant as reported on the Nasdaq National MarketSM ($13.50 per share).  Mr. Williams'
     shares of restricted stock vest at the rate of 20% per year beginning one year from the date of grant (February 17, 1999).  Shares are held by the MRP Trust until vested.  Any dividends received by the MRP Trust with respect to such shares will be payable to Mr. Williams upon vesting.
(3)  For fiscal year 1999, all other compensation consisted of $4,788, $3,913 and
     $3,543 in Company matching contributions to the 401(k) Plan on behalf of
     Messrs. McCay, Williams and Milano, respectively, and $34,769, $30,040,
     $26,457 which was the value of shares of the Common Stock allocated to each of their respective accounts in the ESOP based on the closing price of the Common
     Stock as reported on the Nasdaq National MarketSM on December 31, 1999
     ($10.5625 per share).

     OPTIONS GRANTS IN LAST FISCAL YEAR. The following table contains information concerning the grants of stock options to the Named Executive Officers during fiscal year 1999.

                                                                             POTENTIAL REALIZABLE
                                                                               VALUE AT ASSUMED
                NUMBER OF         % OF TOTAL                                 ANNUAL RATES OF STOCK
               SECURITIES         OPTIONS                                     PRICE APPRECIATION
               UNDERLYING         GRANTED TO                                  FOR OPTION TERM (2)
                OPTIONS          EMPLOYEES IN     EXERCISE    EXPIRATION      -------------------
NAME            GRANTED (1)      FISCAL YEAR       PRICE         DATE            5%         10%
----            -----------      -------------    --------    -----------     -------     -------
David V. McCay      --               -- %           $   --        --          $     --     $     --
Joe L. Williams   15,000            14.3             13.50     02/17/09        101,250      202,500
Paul J. Milano      --               --                 --        --                --           --

___________
(1)  All options were granted on February 17, 1999 and vest and become exercisable at the rate of 20% per year beginning one year from the date of grant.  To the extent not already exercisable, the options generally become immediately exercisable in the event of a change in control of the Company, generally defined as the acquisition of beneficial ownership of 25% or more of the
     Company's voting securities by any person or group of persons.
(2)  The potential realizable dollar value of a grant consists of the product of
     (a) the difference between (i) the product of the per share market price at the time of grant and the sum of 1 plus the adjusted stock price appreciation rate (the assumed rate of appreciation compounded annually over the term of the option) and (ii) the per share exercise price of the option, and (b) the number of securities underlying the grant at fiscal year-end.

     AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES. The following table sets forth information concerning options exercised during the last fiscal year and the number and potential realizable value at the end of the fiscal year of options held by each of the Named Executive Officers. No stock appreciation rights ("SARs") have been granted under the 1993 Stock Option and Incentive Plan.

                                               NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                              UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS
                     SHARES                  OPTIONS AT FISCAL YEAR-END     AT FISCAL YEAR-END (2)
                   ACQUIRED ON     VALUE     ---------------------------  --------------------------
NAME                EXERCISE   REALIZED (1)  EXERCISABLE  UNEXERCISABLE   EXERCISABLE  UNEXERCISABLE
----                --------   ------------  ------------  -------------  -----------  -------------
David V. McCay          --       $    --        114,672            --      $637,862          --
Joe L. Williams         --            --             --        15,000            --          --
Paul J. Milano       6,000        33,750         27,702            --       292,602          --

______________
(1) Based on the difference between the closing price of the Common Stock on the date of exercise ($10.625 per share) and the exercise price ($5.00 per share) multiplied by the number of shares acquired.
(2) Calculated based on the product of (a) the number of shares subject to option times (b) the difference between the closing sale price of the Common Stock on December 31, 1999 as reported on the Nasdaq National MarketSM ($10.5625 per share), and the exercise price of the options. Options are considered in-the-money if the exercise price of the option is less than the fair market value of the Common Stock. None of Mr. Williams' options were in-the-money at year-end.

    EMPLOYMENT AND CHANGE-IN-CONTROL AGREEMENTS. The Company and the Bank have entered into an employment agreement with David V. McCay, Chief Executive Officer of the Bank and Chairman of the Board and Chief Executive Officer of the Company. Mr. McCay's employment agreement initially became effective for a term of three years as of the date of completion of the Bank's conversion to stock form (the "Conversion"). On each anniversary date from the date of commencement of his employment agreement, the term of employment may be extended for an additional one-year period beyond the then-effective expiration date, upon a determination by the Board of Directors of the Company or the Bank that the performance of Mr. McCay has met the required standards and that
the employment agreement should be extended.   Mr. McCay's
employment agreement has previously been extended through April 8, 2003. Mr. McCay receives a current base salary of $276,666 per annum, and the Employment Agreement provides for a salary review by the Board of Directors not less often than annually, as well as inclusion in any discretionary bonus plans, retirement and medical plans, customary fringe benefits and vacation and sick leave. Mr. McCay's employment agreement will terminate upon his death or disability and is terminable by the Bank for "just cause" as defined in the employment agreement.
In the event of termination for "just cause," no severance benefits are available. If the Bank terminates Mr. McCay without just cause, he will be entitled to a continuation of his salary and benefits from the date of termination through the remaining term of the employment agreement plus an additional 12-month period, but in no event in excess of three years' salary. If his employment agreement is terminated due to Mr. McCay's "disability" (as defined in the employment agreement), he will be entitled to a continuation of his salary and benefits until the end of the one-year period following termination, less any amounts received under the Bank's disability insurance plan. Mr. McCay may voluntarily terminate his employment agreement by providing 60 days' written notice to the Boards of Directors of the Bank and the Company, in which case he is entitled to receive only his compensation, vested rights and benefits up to the date of termination. If, before attaining age 65, Mr. McCay's employment terminates for reasons other than just cause, then he and his dependents will continue to participate in the Bank's group health plan until he attains age 65 (or would have attained age 65 had he lived).

    Mr. McCay's employment agreement provides that in the event of his involuntary termination of employment in connection with, or within 12 months after, any Change in Control of the Bank or the Company, other than for "just cause," he will be paid within 10 days of such termination an amount equal to 2.99 times his "base amount," as defined under Section 280G(b)(3) of the Internal Revenue Code of 1986 (the "Code"). "Change in Control" generally refers to the following circumstances: (i) the acquisition, other than from the Company or the Bank, by any individual, entity or group, of the beneficial ownership of more than 25% of the Company's or Bank's outstanding voting securities; (ii) the individuals constituting the current Board of Directors of the Company or the Bank (the "Incumbent Board") or individuals whose election or nomination was approved by a majority of the Incumbent Board (but excluding any person whose initial assumption of office was in connection with an actual or threatened election contest) cease to constitute at least a majority of the Board of Directors; (iii) the approval by the stockholders of the Company or the Bank of a reorganization, merger or consolidation in which the beneficial owners of the Company's voting securities do not beneficially own more than 65% of the voting securities of the resulting entity or a complete liquidation or dissolution of the Company or the Bank or the sale or other disposition of all or substantially all of the assets of the Company or the Bank; or (iv) the acquisition and exercise of a controlling influence over the management or policies of the Company or the Bank by any person or persons acting as a group. Mr. McCay's employment agreement also provides for a similar lump-sum payment to be made in the event of his voluntary termination of employment within twelve months following a Change in Control, upon the occurrence, or within 90 days thereafter, of certain specified events following the Change in Control, which have not been consented to in writing by Mr. McCay, including (i) requiring him to move his personal residence or perform his principal executive functions more than 35 miles from the Bank's current primary office, (ii) a reduction in his base compensation as then in effect, (iii) a significant reduction in the compensation and benefits provided for under his employment agreement, (iv) assigning duties and responsibilities to him which are substantially inconsistent with those normally associated with his position with the Company and the Bank, (v) significantly diminishing his authority and responsibility, and (vi) failing to re-elect him to the Company's or the Bank's Board of Directors. The maximum payments that would be made to Mr. McCay under his employment agreement assuming his termination of employment under the foregoing circumstances at December 31, 1999 would have been approximately $827,231.

    Effective May 21, 1999, the Company and the Bank entered into an employment agreement with Joe L. Williams pursuant to which he is employed as the President and Chief Operating Officer of the Company and the Bank, respectively. Mr. Williams' employment contract has a term of three years and may be extended for such additional one-year periods as the parties may agree to in writing. Mr. Williams' employment agreement provides for an annual salary of $165,000 subject to increase from time to time in accordance with the normal business practices of the

Company and the Bank. In addition, Mr. Williams is entitled to participate in the executive bonus plan and certain other corporate benefits. Mr. Williams' employment agreement will terminate upon his death, disability or resignation and may be terminated by the Bank for cause as defined in the agreement.
In the event of a termination for cause, Mr. Williams will have no right to compensation or benefits after termination. A termination of Mr. Williams' employment by the Company or the Bank without cause will not prejudice his right to receive the compensation and benefits provided for under the agreement. In the event his employment is terminated for disability, Mr. Williams will receive the benefits provided by the Bank's disability insurance policy which shall be no less than those currently provided under Texas Heritage's disability insurance policy. In the event of Mr. Williams' lawful termination for cause or by resignation, Mr. Williams has agreed for a period of two years following such termination not to participate in the banking or financial business in the counties in which the Bank maintains a branch office, not to solicit any banking business from any customer of the Company or the Bank or their subsidiaries and not to impart any confidential information or knowledge relative to the Company or the Bank. Mr. Williams' employment agreement provides that in the event his employment is terminated by the Company or the Bank, without his prior written consent and for a reason other than cause, in connection with or within 12 months after a change in control of the Company or the Bank, he will be paid within ten days of such termination an amount equal to 2.99 times his base amount as defined in Section 280G(b)(3) of the Code. For this purpose, change in control has the same definition as in Mr. McCay's employment agreement. Mr. Williams' employment agreement provides for a similar lump sum payment in the event of his voluntary termination of employment within 12 months following a change in control upon the occurrence, or within 90 days thereafter, of certain specified events which have not been consented to in writing by Mr. Williams including (i) requiring him to move his personal residence or perform his principal executive functions more than 35 miles from the primary office from which he functioned as of the date of the agreement, (ii) a reduction in his base compensation as then in effect, (iii) a significant reduction in the compensation and benefits provided for under the employment agreement, taken as a whole, (iv) assigning duties and responsibilities to him which are substantially inconsistent with those normally associated with his position with the Company and the Bank, and (v) significantly diminishing his authority and responsibility. The maximum payments that would be made to Mr. Williams under his employment agreement assuming his termination of employment under the foregoing circumstances at December 31, 1999 would have been approximately $493,350.

    Effective January 1, 2000, the Company and the Bank entered into a change-in-control agreement with Senior Vice President Paul J. Milano pursuant to which he will be entitled to receive a lump sum payment equal to his salary for the previous calendar year if the Company terminates his employment for a reason other than just cause or his death or disability, in connection with or within 12 months after a change-in-control. For this purpose, change-in-control has the same definition as in Mr. McCay's employment agreement. Mr. Milano will be entitled to a similar payment if he terminates his employment for Good Reason immediately before, after or pursuant to a change-in-control. For this purpose, Good Reason is defined as a material change in position, title, compensation, status, responsibilities, or working conditions in effect immediately before, pursuant to or after the change-in-control or relocation of his place of employment more than 50 miles from his place of employment immediately before the change-in-control. Assuming a termination in connection with a change-in-control during the year 2000, Mr. Milano would be entitled to a payment of $118,087 under the change-in-control agreement.

    SUPPLEMENTAL RETIREMENT AGREEMENT. In order to secure the continuing services of David V. McCay, the Board of Directors of the Bank has entered into a Supplemental Retirement Agreement (the "SRA") with Mr. McCay. Upon termination of his employment with the Bank, Mr. McCay will be entitled under the SRA to receive annual payments from the Bank for the remainder of his life in an amount equal to (i) the product of his "Vested Percentage" times 75% of his "Average Annual Compensation," less
(ii) 50% of the sum of the annual social security benefits payable to Mr. McCay upon his termination of employment, plus the annual amount he would receive if his employer-provided benefits under the 401(k) Savings Plan were paid in the form of a 50% joint and survivor annuity (the "Offset Amount"). "Vested Percentage" is determined pursuant to a schedule contained in the SRA that increases the Vested Percentage by 3 % annually, assuming Mr. McCay's continued service as an employee of the Association, from 66 % at age 55 to 100% at age 65. "Average Annual Compensation" means Mr. McCay's highest annual compensa-tion for three of the five calendar years preceding his termination of employment. In the event of termination due to disability, Mr. McCay would receive annual payments in the amount of 75% of his Average Annual Compensation less 50% of his Offset Amount. In the event Mr. McCay's spouse survives him, she will be entitled to receive 50% of the amount Mr. McCay would have received had he retired on the date of his death, assuming his Vested Percentage was 100%. Termination for "just cause" (as defined in his employment agreement) would result in his forfeiture of all SRA benefits, unless the Bank's Board of Directors determines to the contrary. In the event Mr. McCay's employment is terminated for other than "just cause" or in the event of termination in connection with a Change in Control, as defined in his employment agreement, then the Vested Percentage shall be increased to be 100% and the benefits shall be due and payable to him as provided for in the SRA.

    The following table sets forth the annual retirement benefits that Mr. McCay would receive under the SRA prior to deduction of the Offset Amount at various compensation levels at the specified ages.

                                                SPECIFIED AGE
     AVERAGE                  -----------------------------------------------
ANNUAL COMPENSATION             55        56         59        62       65
-------------------           ------    ------     ------    ------    -----
 $200,000                      $100,000 $105,000   $120,000  $135,000  $150,000
  350,000                       175,000  183,750    210,000   236,250   262,500
  500,000                       250,000  262,500    300,000   337,500   375,000
  750,000                       375,000  393,750    450,000   506,250   562,500

    "Compensation" equals salary and bonus as disclosed in the Summary Compensation Table, as well as any additional amounts that would be included as W-2 earnings paid to Mr. McCay and amounts withheld from Mr. McCay under the 401(k) Plan.

________________________________________________________________
                 Certain Transactions
________________________________________________________________

    The Bank offers loans to officers and directors and employees of the Company and its subsidiaries in the ordinary course of business. Loans to executive officers and directors are made by the Bank on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. These loans do not involve more than the normal risk of collectibility or present other unfavorable features.

    Set forth below is certain information at December 31, 1999 relating to loans made to directors and executive officers (not including affiliates) of the Company whose total aggregate balances exceeded $60,000 at any time since January 1, 1999. All such loans were made by the Bank. Except for Mr. Williams' residential mortgage which was originally made at the employee rate of Texas Heritage Savings Association/Banc, all such loans were made at the prevailing interest rates and on terms available to other customers of the Bank.



NAME AND                                                                       BALANCE AT      HIGHEST
RELATION                                                DATE       ORIGINAL    DECEMBER     BALANCE SINCE
TO COMPANY              TYPE OF LOAN                 ORIGINATED     AMOUNT     31, 1999    JANUARY 1, 1999
------------            -----------                  ----------    --------   -----------  ---------------
William W. Canfield     Residential Mortgage (1)(2)  11/20/98     $400,000     $390,759       $399,275
 Director               Home Equity Loan             11/20/98      160,000       15,000         15,000

Lloyd D. Doerflinger    Residential Mortgage (1)      1/23/89      260,000      147,364        162,991
 Director

Joe L. Williams         Residential Mortgage(1)(3)     6/4/87      116,000       59,918         65,631
 President and Chief    Installment Loan               2/7/97       21,500        7,025         12,082
 Operating Officer      Share Loan                    4/13/98       30,139       26,344         27,159

Kevin M. Voss           Resident Mortgage (1)          7/9/99      212,500      198,668        212,500
 Senior Vice President
                             -13-

___________
(1) Loans secured by a first mortgage on the borrower's primary residence.
(2) Loan proceeds were used to refinance previously outstanding loans.
(3) Adjustable-rate loan originally made at employee rate of Texas Heritage Savings
    Association/Banc (50 basis points over cost-of-funds).

    During 1999, the Company acquired a customer service voice response system from TALX Corporation, of which Mr. Canfield is President and Chief Executive Officer and a greater than 10% stockholder. The Company's total payments to TALX Corporation for the installation, maintenance and usage of this system during 1999 were $68,000.

________________________________________________________________
           SECURITY OWNERSHIP OF MANAGEMENT
________________________________________________________________


    The following table sets forth, as of the Record Date, the beneficial ownership of the Common Stock by each of the Company's directors, nominees, and Named Executive Officers, and by all directors, nominees and executive officers as a group.

                         AMOUNT AND NATURE OF         PERCENT OF SHARES OF
NAME                     BENEFICIAL OWNERSHIP(1)   COMMON STOCK OUTSTANDING(2)
----                     -----------------------   ---------------------------
Brad Barkau                      17,978 (3)                 0.18%
William W. Canfield             120,994 (4)                 1.21%
Lloyd D. Doerflinger             79,072 (5)                 0.79%
Gary L. Holland                 415,265 (6)                 4.17%
David V. McCay                  205,599 (7)                 2.06%
Forrest W. Miller, Jr.           25,189 (8)                 0.25%
Edward G. Throop                250,142                     2.51%
Joe L. Williams                  39,493 (9)                 0.40%
Paul J. Milano                  104,977 (10)                1.05%

All Directors, Nominees
  and Executive Officers      1,385,373 (11)               13.90%
  as a Group (17 persons)

________________
(1) For purposes of this table, a person is deemed to be the beneficial owner of shares of Common Stock if he or she has or shares voting or investment power with respect to such Common Stock or has the right to acquire beneficial ownership at any time within 60 days from the Record Date. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares. Except as otherwise noted, ownership is direct, and the named persons exercise sole voting and investment power over the shares of the Common Stock. Ownership figures for Messrs. Canfield and Doerflinger each include 53,172 and 60,172 shares of Common Stock, respectively, which they have the right to acquire pursuant to options. Ownership figures for Messrs. McCay, Williams and Milano include 114,672, 3,000 and 27,702 shares, respectively, which they had the right to acquire pursuant to options exercisable within 60 days of the Record Date.
(2) In calculating the percentage ownership of each named individual and the group, the number of shares outstanding is deemed to include any shares of the Common Stock which the individual or the group has the right to acquire within 60 days of the Record Date.
(3) Held as custodian for his minor children.
(4) Includes 16,000 shares held by spouse, as to which Mr. Canfield disclaims beneficial ownership, and 23,200 shares held in his individual retirement accounts ("IRAs").
(5) Includes 5,000 shares held in Mr. Doerflinger's IRA and 13,902 shares held as trustee.
(6) Includes 415,165 shares held by The Gary Holland Trust.
(7) Includes 3,200 shares held by spouse as to which Mr. McCay disclaims beneficial ownership, 48,080 shares held as trustee, 14,948 shares held in his account in the Bank's 401(k) Savings Plan (the "401(k) Plan"), 24,699 shares allocated to his account

                             -14-

     in the Jefferson Savings Bancorp, Inc. Employee Stock
     Ownership Plan and Trust (the "ESOP") and 114,672 shares which he has the right to acquire pursuant to options.
(8) Includes 9,173 shares held jointly, 2,008 shares held in Mr. Miller's IRA, 3,008 shares held as trustee for the Royale Orleans Incorporated Retirement Plan, and 11,000 shares held by Royale Orleans Incorporated of which he is President.
(9) Includes 7,155 shares allocated to his account in the ESOP and 2,816 held in his 401(k) Plan account. Does not include 8,000 unvested shares of restricted stock previously awarded to Mr. Williams.
(10) Includes 3,000 shares held in Mr. Milano's IRA, 8,931 shares held in his 401(k) Plan account and 20,072 shares allocated to his ESOP account.
(11) Includes shares held in the various capacities described in the
     footnotes above.   Includes 36,401 shares held in 401(k) Plan
     accounts of executive officers and 87,738 shares allocated to their accounts in the ESOP. Includes 303,654 shares which directors and executive officers of the Company have the right to acquire pursuant to options exercisable within 60 days of December 31, 1999. Does not include 458,546 unallocated shares held by the ESOP, the voting of which shares is directed by the ESOP Trustee in the same proportion that employees vote allocated shares.

________________________________________________________________
   PROPOSAL II -- RATIFICATION OF APPOINTMENT OF AUDITORS
________________________________________________________________

     KPMG LLP, which was the Company's independent certified public accounting firm for the 1999 fiscal year, has been retained by the Board of Directors to be the Company's auditors for the 2000 fiscal year, subject to ratification by the Company's stockholders. A representative of KPMG LLP is expected to be present at the Annual Meeting to respond to stockholders' questions and will have the opportunity to make a statement if he so desires. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S AUDITORS FOR THE 2000 FISCAL YEAR.

________________________________________________________________
               THE SHAREHOLDER AGREEMENT
________________________________________________________________

     On May 5, 1999, the Company entered into an agreement (the "Shareholder Agreement") with Gary L. Holland, The Gary Holland Trust, Brad Barkau, William Drake, Mary K. Drake, The Mary K. Drake Family Limited Partnership, The William K. Drake Defined Benefit Plan, Contango Limited Partnership, Howard Watson, Susan
M. Watson and Intrepid, Ltd. (the "Shareholders") pursuant to which the Board of Directors agreed to increase the size of the Board of Directors to seven members and to nominate, recommend to stockholders and solicit proxies in favor of the election of Gary L. Holland, Brad Barkau and Lloyd D. Doerflinger as management's nominees for election for three-year terms as directors at the 1999 Annual Meeting and Mr. Holland agreed to terminate his solicitation of proxies for a separate slate of nominees and to withdraw certain regulatory filings made in
connection therewith.   Upon their election to the Board of
Directors, the Company has agreed to elect Messrs. Holland and Barkau to the Bank's Board of Directors and to cause them to remain on such board for as long as they serve as directors of the Company. The Company has further agreed to appoint either Mr. Holland or Mr. Barkau (but not both) to the Executive Committee, the Outside Loan Committee, and the Employee Compensation and Benefit Committee of the Company or the Bank (as requested by Messrs. Holland and Barkau) and to allow them to remain on such committees for so long as they serve as directors of the Company. Under the Shareholder Agreement, the Company will not take any action to prevent Messrs. Holland and Barkau from participating in the management and affairs of the Company to the same extent as other directors and will extend the same benefits and treatment to Messrs. Holland and Barkau as are extended to other directors. In the event that either Mr. Holland or Mr. Barkau is unwilling or unable to serve his initial term, the Board of Directors agreed to promptly fill the vacancy with a nominee recommended by whichever of Mr. Holland or Mr. Barkau remains in office and agreed to by two-thirds of the directors then in office. The Company has agreed not to seek the removal of either Mr. Holland or Mr. Barkau as a director absent a determination by the unanimous vote of the Board of Directors (other than Messrs. Holland and Barkau) that there is clear and convincing evidence that removal should be submitted to shareholders in accordance with the Company's Certificate of Incorporation. The Company also has agreed not to reconfigure, reclassify or increase or decrease the size of its Board of Directors, except in accordance with its Certificate of Incorporation, during the initial term of Messrs. Holland and Barkau. In addition, the Company has agreed not to allege that activities of the Shareholders violate certain provisions of the federal securities and banking laws or of the

Company's Certificate of Incorporation. For as long as Messrs. Holland and Barkau serve on the Board of Directors pursuant to the Shareholder Agreement, the Company has agreed not to issue any preferred stock with voting rights (other than in the event of default in the payment of dividends) or securities convertible into or rights to acquire such preferred stock unless the issuance has been approved either by a unanimous vote of the Board of Directors or by 80% of the outstanding shares. Pursuant to the Shareholder Agreement, the Company has agreed to reimburse Mr. Holland for up to $100,000 in expenses incurred by him in connection with his proxy solicitation and related matters and to reimburse Messrs. Holland and Barkau for up to $15,000 in legal fees per calendar year in the event they believe they need separate counsel in order to carry out their duties as directors. The Company also agreed to use its reasonable efforts to cause any new director nominated by the Board of Directors to agree to be bound by the Shareholder Agreement. The Shareholders each agreed to vote in favor of management's three Class I nominees at the Annual Meeting and also agreed, among other things, that until the earlier of the day after the 2000 annual meeting or July 31, 2000: (i) except in connection with a merger, consolidation or other combination or a sale of substantially all the Company's assets, they will not participate in any proxy solicitation in opposition to the recommendation of a majority of the Board of Directors or initiate a shareholder proposal; (ii) they will vote for management's nominees at the 2000 annual meeting provided that Messrs. Holland and Barkau will have certain rights to object to a nominee other than Messrs. Canfield, Throop or Joe L. Williams; and (iii) except to the extent that action is required of Messrs. Holland or Barkau to fill a vacancy in the Board created in the event that the other is unwilling or unable to serve, they will not nominate any individual to the Board of Directors other than management's nominees. In addition to the Company, the present directors and, in certain circumstances, officers have agreed to the covenants described above.

________________________________________________________________
    SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
________________________________________________________________

     Pursuant to regulations promulgated under the Exchange
Act, the Company's officers and directors and all persons who own more than 10% of the Common Stock ("Reporting Persons") are required to file reports detailing their ownership and changes of ownership in the Common Stock and to furnish the Company with copies of all such ownership reports that are filed. Based solely on the Company's review of the copies of such ownership reports which it has received in the past fiscal year or with respect to the past fiscal year, or written representations that no annual report of changes in beneficial ownership were required, the Company believes that during fiscal year 1999 and prior fiscal years all Reporting Persons have complied with these reporting requirements, except for Messrs. Williams and Allison who were late filing Forms 5 for 1999.

________________________________________________________________
                     OTHER MATTERS
________________________________________________________________

     The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement and matters incident to the conduct of the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the determination of a majority of the Board of Directors.

________________________________________________________________
                     MISCELLANEOUS
________________________________________________________________

     The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation.

     The Company's 1999 Annual Report to Stockholders, including financial statements, has been mailed to all stockholders of record as of the close of business on the Record Date. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing to the Secretary of the Company. Such Annual Report is not to be treated as a part of the proxy solicitation material or as having been incorporated herein by reference. A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999 WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO:
STOCKHOLDER RELATIONS, JEFFERSON SAVINGS BANCORP, INC., 15435 CLAYTON ROAD, BALLWIN, MISSOURI 63011.

________________________________________________________________
                 STOCKHOLDER PROPOSALS
________________________________________________________________

     In order to be eligible for inclusion in the Company's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's executive office at 15435 Clayton Road, Ballwin, Missouri 63011 no later than February 13, 2001. Any such proposals shall be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission under the Exchange Act.

     Stockholder proposals, other than those submitted pursuant to the Exchange Act, must be submitted in writing, delivered or mailed by first class United States mail, postage prepaid, to the secretary of the Company not fewer than 30 days nor more than 60 days prior to any such meeting; provided, however, that if notice or public disclosure of the meeting is given fewer than 40 days before the meeting, such written notice shall be delivered or mailed to the secretary of the Company not later than the close of the 10th day following the day on which notice of the meeting was mailed to shareholders.

                        BY ORDER OF THE BOARD OF DIRECTORS

                        /s/ Paul J. Milano

                        PAUL J. MILANO
                        Secretary
Ballwin, Missouri
June 12, 2000

                       REVOCABLE PROXY
                 JEFFERSON SAVINGS BANCORP, INC.
                  ______________________________

                  ANNUAL MEETING OF STOCKHOLDERS
                           JULY 17, 2000
                  ______________________________



    The undersigned hereby appoints David V. McCay, Forrest W. Miller, Jr. and Lloyd D. Doerfinger, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock of Jefferson Savings Bancorp, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders
(the "Annual Meeting"), to be held at the Ritz-Carlton St. Louis, 100 Carondelet Plaza, Clayton, Missouri 63105, on Monday, July 17, 2000, at 9:00 a.m., Central Time, and at any and all adjournments thereof, as indicated below and in accordance with the determination of a majority of the Board of Directors with respect to other matters which come before the Annual
Meeting.

    THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE LISTED NOMINEES AND FOR THE RATIFICATION OF AUDITORS. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS. THIS PROXY CONFERS DISCRETIONARY AUTHORITY ON THE HOLDERS THEREOF TO VOTE WITH RESPECT TO THE ELECTION OF ANY PERSON AS DIRECTOR WHERE THE NOMINEE IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE AND MATTERS INCIDENT TO THE CONDUCT OF THE ANNUAL MEETING.



                 (continued on reverse side)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NAMED
NOMINEES AND "FOR" THE RATIFICATION OF THE COMPANY'S
AUDITORS.

                                           PLEASE MARK
                                           YOUR VOTES AS  [X]
                                           INDICATED IN
                                           THIS EXAMPLE

                                           Please check if   [ ]
                                           you plan to attend
                                           the Annual Meeting
1.  The election as director of the
    nominees listed (except as
    marked to the contrary).

                 FOR       VOTE
         FOR    EXCEPT   WITHHELD

         [  ]    [  ]     [  ]

    NOMINEES:  01 William W. Canfield  02 Edward G. Throop


   (INSTRUCTION: To withhold your vote for
   any individual nominee mark "FOR EXCEPT" and insert that nominee's name on the line provided below.)

   __________________________________________

2.  The ratification of the appointment
    of KPMG LLP as auditors for the 2000
    fiscal year


         FOR    AGAINST  ABSTAIN

         [  ]    [  ]     [  ]


THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

   Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned hereby revokes any and all proxies heretofore given with respect to the shares of Common Stock held of record by the undersigned.
   The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting, the Company's Proxy Statement for the Annual Meeting and an Annual Report for the 1999 fiscal year.

Dated ________________________, 2000


____________________________________________________________
                   SIGNATURE OF STOCKHOLDER


____________________________________________________________
                   SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.


                  PLEASE MARK, DATE, SIGN AND MAIL
                THIS PROXY PROMPTLY IN THE ENCLOSED
                    POSTAGE-PREPAID ENVELOPE.